                                                                    EXHIBIT 10.3


                                 AMENDMENT NO. 1
                                     TO THE
                             R. G. BARRY CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN
                            EFFECTIVE JANUARY 1, 1997


         WHEREAS, R. G. Barry Corporation (the "Sponsor") adopted the R. G. Barry Corporation Supplemental Retirement Plan, as amended and restated (the "Plan"), effective January 1, 1997; and

         WHEREAS, pursuant to Section 5.06 of the Plan, the Sponsor may amend the Plan from time to time; and

         WHEREAS, the Sponsor desires to amend certain death benefit provisions of the Plan;

         NOW, THEREFORE, the Plan is hereby amended in the following respects:

         1. Paragraph (c) of Section 4.06 shall be deleted in its entirety and the following shall be substituted therefor:

         "(c) If a Participant who is eligible for an Early Retirement Benefit under the Base Plan dies while employed by an Employer, but before he elects to receive such Early Retirement Benefit, his surviving spouse, if any, shall be entitled to a death benefit beginning on the first day of the month following the Participant's date of death. The death benefit under this paragraph (c) shall be equal to the same benefit that would have been payable to such surviving spouse if the Participant had elected, on the day before his death, to receive his Early Retirement Benefit under this Plan in the form of an immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse equal to 100% of the amount of the annuity payable during the life of the Participant. No death benefit shall be payable under this paragraph (c) if a Participant who is eligible for an Early Retirement Benefit, but dies prior to electing to receive such benefit, does not have a surviving spouse on the date of his death."

         2. Paragraph (d) of Section 4.06 shall be deleted in its entirety and the following shall be substituted therefor:

         "(d) If a Participant, whose accrued benefit under the Base Plan is fully vested, dies while employed by an Employer, his surviving spouse, if any, shall be entitled to a death benefit beginning on the date the deceased Participant's Deferred Vested Benefit under the Plan would have begun. The death benefit under this paragraph (d) shall be equal to the same benefit that would have been payable to such surviving spouse if the Participant had terminated his employment on the day before his death and elected to receive his Deferred Vested Benefit under this Plan in the form of an immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse equal to 100% of the amount of the annuity payable during the life of the Participant. No death benefit shall be payable under this paragraph (d) if a Participant, whose accrued benefit under the Base Plan is fully vested, dies while employed by an Employer, but does not have a surviving spouse on the date of his death."

         IN WITNESS WHEREOF, the undersigned has executed this amendment effective as of May 12, 1998.


                                        R. G. BARRY CORPORATION

                                        By:      /s/ Harry Miller
                                           ------------------------------------
                                        Title:   Vice President-Human Resources
                                              ---------------------------------

Date executed:  5/15/98
                -------

                                       2